EXHIBIT 16.1

BDO            BDO Seidman, LLP         601 West Riverside
               Accountants and          Avenue, Suite 900
               Consultants              Spokane, Washington
                                        99201-0611
                                        Telephone:
                                        (509) 747-8095
                                        Fax: (509) 747-0415

February 7, 2000

Securities and Exchange Commission
450 5th Street NW
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on February 4, 2000, to be filed by our former client, Hanover Gold Company, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.


Very truly yours,
/s/ BDO Seidman, LLP
BDO Seidman,LLP